Exhibit 10.2

INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

BY AND BETWEEN

CONOCOPHILLIPS

AND

PHILLIPS 66

DATED AS OF APRIL 26, 2012

i

7.5	Sublicense of ConocoPhillips IP Licenses	16

7.6	Acquisition of Subsidiary by Phillips 66	17

7.7	Failure of Assignment of Phillips 66 IP Licenses	17

7.8	Failure of Assignment of ConocoPhillips IP Licenses	18

7.9	Order of Precedence	19

ARTICLE VIII ASSIGNMENT/SUBLICENSING		19

8.1	Assignments	19

8.2	Sublicense Rights	19

ARTICLE IX INFRINGEMENT		19

ARTICLE X NO WARRANTIES OR REPRESENTATIONS		20

ARTICLE XI GOVERNING LAW; IP CLAIMS		20

11.1	Choice of Law	20

11.2	Intellectual Property Rights	20

11.3	Equitable Remedies	20

11.4	Bankruptcy	21

ARTICLE XII NOTICE		21

ARTICLE XIII FURTHER DUE DILIGENCE		22

ARTICLE XIV FEES AND EXPENSES		22

ARTICLE XV MISCELLANEOUS		22

15.1	No Other Rights	22

15.2	No Enforcement Against Third Party	22

15.3	Further Assurances	22

15.4	Rules of Construction	23

15.5	Amendments	23

15.6	No Waiver	24

15.7	Third Party Beneficiaries	24

15.8	Force Majeure	24

15.9	Counterparts	24

15.10	Severability	25

15.11	Entire Agreement	25

ii

INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT

THIS INTELLECTUAL PROPERTY ASSIGNMENT AND LICENSE AGREEMENT made and entered into effective as of April 26, 2012 (this “Agreement”), is by and between ConocoPhillips, a Delaware corporation (“ConocoPhillips”), and Phillips 66, a Delaware corporation and wholly-owned subsidiary of ConocoPhillips (“Phillips 66”) (the “Parties”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I or in that certain Separation and Distribution Agreement between ConocoPhillips and Phillips 66 dated as of April 26, 2012 (the “Separation and Distribution Agreement”).

R E C I T A L S

WHEREAS, the board of directors of ConocoPhillips (the “ConocoPhillips Board”) has determined that it is in the best interests of ConocoPhillips and its stockholders to create a new publicly traded company that shall operate the Phillips 66 Business;

WHEREAS, Phillips 66 has been incorporated for this purpose and has not engaged in activities except in preparation for its corporate reorganization and the distribution of its stock;

WHEREAS, in furtherance of the foregoing, the ConocoPhillips Board has determined that it is appropriate and desirable for ConocoPhillips and its applicable Subsidiaries to transfer the Phillips 66 Assets, including the Phillips 66 Intellectual Property, to Phillips 66 and its applicable Subsidiaries, and for Phillips 66 and its applicable Subsidiaries to assume the Phillips 66 Liabilities, in each case, as more fully described in the Separation and Distribution Agreement, the Ancillary Agreements and the Associated Agreements;

WHEREAS, Phillips 66 and its Subsidiaries desire to receive (and ConocoPhillips is willing to grant to Phillips 66 and its Subsidiaries) certain rights under Patents and non-Patent Intellectual Property retained and owned by ConocoPhillips or its Subsidiaries on or after the Effective Date, and ConocoPhillips and its Subsidiaries desire to receive (and Phillips 66 is willing to grant to ConocoPhillips and its Subsidiaries) certain rights under Patents and Non-Patent Intellectual Property Rights owned by Phillips 66 or its Subsidiaries on or after the Effective Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in the Separation and Distribution Agreement.

“Agreement” shall have the meaning set forth in the preamble.

“Ancillary Agreements” shall have the meaning set forth in the Separation and Distribution Agreement.

“Associated Agreements” shall mean the Copyright and Technology Assignment, the Patent Assignment, the Trademark and Service Mark Assignment, and the Domain Name Assignment.

“Authorized Persons” shall have the meaning set forth in Section 3.4.

“ConocoPhillips” shall have the meaning set forth in the preamble.

“ConocoPhillips Board” shall have the meaning set forth in the recitals.

“ConocoPhillips Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“ConocoPhillips Company” shall have the meaning set forth in the Separation and Distribution Agreement.

“ConocoPhillips Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“ConocoPhillips Group Proprietary Information” shall have the meaning set forth in Section 3.1.1.

“ConocoPhillips Group Software” shall have the meaning set forth in Section 2.1.1.

“ConocoPhillips Group Trademarks” shall have the meaning set forth in Section 5.1.1.

“ConocoPhillips IP Licenses” shall mean all (a) licenses, permissions and covenants granted by any Person, including Phillips 66 Group members, to ConocoPhillips or any Subsidiary of ConocoPhillips to, in any way, exploit or use Intellectual Property owned, controlled or otherwise licensable by such Person, and the corresponding agreements by which such licenses, permissions or covenants are granted, which are licenses, permissions or covenants to use or exploit Software, Patents or Proprietary Information and that primarily relate to, arise out of or result from the ConocoPhillips Business (such licenses, permissions and covenants, and their corresponding agreements, being collectively referred to as “Inbound ConocoPhillips IP Licenses”); and (b) licenses, permissions and covenants granted by ConocoPhillips or any Subsidiary of ConocoPhillips to any Person to, in any way, exploit or use Intellectual Property owned, controlled or otherwise licensable by the ConocoPhillips Group, and the corresponding agreements by which such licenses, permissions or covenants are granted, which are licenses, permissions or covenants to use or exploit Software, Patents or Proprietary Information and that primarily relate to, arise out of or result from the ConocoPhillips Business (such licenses, permissions and covenants, and their corresponding agreements, being collectively referred to as “Outbound ConocoPhillips IP Licenses”). Notwithstanding the foregoing, this Agreement shall not be deemed a ConocoPhillips IP License.

“Copyright and Technology Assignment” shall mean that certain Copyright and Technology Assignment contemporaneously executed by ConocoPhillips Company and Phillips 66 Company in the form attached hereto as Exhibit I.

“Copyrights” shall mean all copyrights and related rights and interests in copyrights and related rights, moral rights, licenses and all other rights, privileges and priorities relating to any works of authorship or any subject matter protected by related rights, including all works of authorship under Section 102 of Title 17 of the United States Code, under the copyright and related rights laws of every country and jurisdiction throughout the world, now or hereafter known, whether registered or unregistered, for their entire term of protection, including all extensions, licenses, renewals or reversions thereof.

“Derivative Work” shall mean a work which is based upon one or more preexisting works, and which is a derivative work, including any revision, modification, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which such preexisting works may be recast, transformed, or adapted, and which, if prepared without authorization by the owner of a preexisting work, would constitute Copyright infringement.

“Distribution” shall have the meaning set forth in the Separation and Distribution Agreement.

“Existing ConocoPhillips Group Patents” shall have the meaning set forth in Section 4.1.1.

“Existing Phillips 66 Group Patents” shall have the meaning set forth in Section 4.1.2.

“Governmental Authority” shall have the meaning set forth in the Separation and Distribution Agreement.

“Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“Inbound ConocoPhillips IP Licenses” shall have the meaning set forth in the definition of ConocoPhillips IP Licenses.

“Inbound Phillips 66 IP Licenses” shall have the meaning set forth in the definition of Phillips 66 IP Licenses.

“Intellectual Property” shall have the meaning set forth in the Separation and Distribution Agreement.

“Internal Contribution” shall have the meaning set forth in the Separation and Distribution Agreement.

“Internal Contribution Date” shall mean the date on which the Internal Contribution is effected.

“IPR Futures” shall have the meaning set forth in Section 6.1.1.

“Licensee” shall mean a Party receiving a license of any Intellectual Property hereunder.

“Licensor” shall mean a Party licensing any Intellectual Property hereunder.

“Outbound ConocoPhillips IP Licenses” shall have the meaning set forth in the definition of ConocoPhillips IP Licenses.

“Outbound Phillips 66 IP Licenses” shall have the meaning set forth in the definition of Phillips 66 IP Licenses.

“Parties” shall have the meaning assigned to it in the preamble.

“Patent Assignment” shall mean that certain Patent Assignment contemporaneously executed by ConocoPhillips Company and Phillips 66 Company, in the form attached hereto as Exhibit II.

“Patents” shall mean patents and patent applications, all foreign counterparts, continuations, divisions, reissues, reexaminations and renewals of such patents and patent applications, all prosecution files and databases for such patents and patent applications and all inventions created or first reduced to practice as of the Distribution on which a patent later issues.

“Person” shall have the meaning set forth in the Separation and Distribution Agreement.

“Phillips 66” shall have the meaning set forth in the preamble.

“Phillips 66 Business” shall have the meaning set forth in the Separation and Distribution Agreement.

“Phillips 66 Company” shall have the meaning set forth in the Separation and Distribution Agreement.

“Phillips 66 Group” shall have the meaning set forth in the Separation and Distribution Agreement.

“Phillips 66 Designee” shall have the meaning set forth in the Separation and Distribution Agreement.

“Phillips 66 Group Domains” shall have the meaning set forth in Section 5.5.1.

“Phillips 66 Group Proprietary Information” shall have the meaning set forth in Section 3.1.2.

“Phillips 66 Group Software” shall have the meaning set forth in Section 2.1.2.

“Phillips 66 Group Trademarks” shall have the meaning set forth in Section 5.1.2.

“Phillips 66 IP Licenses” shall mean all (a) licenses, permissions and covenants granted by any Person, including ConocoPhillips Group members, to Phillips 66 or any Subsidiary of Phillips 66 to, in any way, exploit or use Intellectual Property owned, controlled or otherwise licensable by such Person, and the corresponding agreements by which such licenses, permissions or covenants are granted, which are licenses, permissions or covenants to use or exploit Software, Patents or Proprietary Information and that primarily relate to, arise out of or result from the Phillips 66 Business (such licenses, permissions and covenants, and their corresponding agreements, being collectively referred to as “Inbound Phillips 66 IP Licenses”); and (b) licenses, permissions and covenants granted by Phillips 66 or any Subsidiary of Phillips 66 to any Person to, in any way, exploit or use Intellectual Property owned, controlled or otherwise licensable by the Phillips 66 Group, and the corresponding agreements by which such licenses, permissions or covenants are granted, which are licenses, permissions or covenants to use or exploit Software, Patents or Proprietary Information and that primarily relate to, arise out of or result from the Phillips 66 Business (such licenses, permissions and covenants, and their corresponding agreements, being collectively referred to as “Outbound Phillips 66 IP Licenses”). Notwithstanding the foregoing, this Agreement shall not be deemed a Phillips 66 IP License.

“Proprietary Information” shall mean (i) business and technical information, including ideas, data, knowledge, trade secrets, know-how and algorithms, existing as of the Distribution, which is proprietary and/or that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and (ii) all physical manifestations of the business and technical information described in the preceding clause (i), including documents, specifications, designs, plans, records, drawings and databases.

“Separation and Distribution Agreement” shall have the meaning set forth in the preamble.

“Software” shall have the meaning set forth in the Separation and Distribution Agreement.

“Subsidiary” shall have the meaning set forth in the Separation and Distribution Agreement.

“Third Party” shall mean any Person other than a member of a Group.

“Trademark” shall mean any word, name, corporate name, trade name, domain name (including, without limitation, IP addresses and ASNs), logo, design, mark, trademark, service mark, symbol, device, trade dress, any common law marks, trademark or service mark application or registration, or any other indicia of origin or any combination thereof and all goodwill associated therewith.

“Trademark and Service Mark Assignment” shall mean that certain Trademark and Service Mark Assignment contemporaneously executed by ConocoPhillips Company and Phillips 66 Company in the form attached hereto as Exhibit III.

“Transaction Expenses” shall mean with respect to any Party, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts, consultants or agents to such Party or any of its Affiliates and including governmental transfer taxes, recording fees and other similar fees and impositions) incurred by such Party or its Affiliates (or on such Party’s or Affiliate’s behalf) in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement.

ARTICLE II

SOFTWARE

2.1 Existing Software Ownership

As between the Phillips 66 Group and the ConocoPhillips Group, any Software existing as of the Internal Contribution Date that was:

2.1.1. created by or for or assigned, transferred, conveyed to, or otherwise owned by ConocoPhillips or any other member of either Group that primarily relates to, arises out of or results from the ConocoPhillips Business, shall be owned by ConocoPhillips Company or, at ConocoPhillips’ discretion, a Subsidiary of ConocoPhillips (“ConocoPhillips Group Software”);

2.1.2. created by or for or assigned, transferred, conveyed to, or otherwise owned by ConocoPhillips or any other member of either Group that primarily relates to, arises out of or results from the Phillips 66 Business shall be owned by Phillips 66 Company or, at Phillips 66’s discretion, a Phillips 66 Designee (“Phillips 66 Group Software”); and

2.1.3. created by or for or assigned, transferred, conveyed to, or otherwise owned by ConocoPhillips and that is not covered under Section 2.1.1 or Section 2.1.2 shall be owned by ConocoPhillips Company or, at ConocoPhillips’ discretion, a Subsidiary of ConocoPhillips.

2.2 Allocation of Software Ownership Within a Group

Each Group may allocate ownership of Software owned by that Group to the appropriate member or members within that Group.

2.3 Software License Grants

2.3.1. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective as of the Internal Contribution Date, ConocoPhillips hereby grants, and agrees to cause each other ConocoPhillips Group member to grant, to Phillips 66 Company a non-exclusive, fully paid-up, worldwide, perpetual, non-sublicensable (except as provided in Section 8.2), non-assignable (except as provided in Section 8.1), royalty-free and irrevocable license to, in the conduct of the Phillips 66 Business, use, reproduce, distribute, display and prepare Derivative Works based upon, any ConocoPhillips Group Software that is used in the Phillips 66 Business as of the Internal Contribution Date.

2.3.2. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective immediately following the Internal Contribution Date, Phillips 66 hereby grants, and agrees to cause each other Phillips 66 Group member to grant to ConocoPhillips Company a non-exclusive, fully paid-up, worldwide, perpetual, non-sublicensable (except as provided in Section 8.2), non-assignable (except as provided in Section 8.1), royalty-free and irrevocable license to, in the conduct of the ConocoPhillips Business, use, reproduce, distribute, display and prepare Derivative Works based upon, any Phillips 66 Group Software that is used in the ConocoPhillips Business as of the Internal Contribution Date.

2.3.3. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective as of the Internal Contribution Date, ConocoPhillips hereby grants, and agrees to cause each other ConocoPhillips Group member to grant, to Phillips 66 Company a non-exclusive, fully paid-up, worldwide, perpetual, fully-sublicensable, fully-assignable, royalty-free and irrevocable license to use, reproduce, distribute, display and prepare Derivative Works based upon any Software described under Section 2.1.3. The license granted in this Section 2.3.3 shall not be restricted to any field of use.

2.4 Furnishing of Software

Subject to reasonable confidentiality restrictions and Third Party rights, until the date that is twelve (12) months after the Internal Contribution Date, a Group may request a copy of Software licensed pursuant to Section 2.3, including the source code, which Software such Group reasonably believes is required in the conduct of its business, and the other Group shall provide a copy of such Software; provided that, in each case, such Software exists in the same form in which it existed as of the Internal Contribution Date. Following such twelve-month period, for an additional two-year period, each Group shall use reasonable efforts to supply a copy of such Software to the requesting Group. Notwithstanding anything to the contrary herein, the Party in possession of the licensed Software need only furnish a copy of such software in the form in which it existed as of the Internal Contribution Date and in no event shall a Party be required to furnish to the other Party any upgrades, updates, enhancements or other modifications to the licensed Software.

2.5 Subsequent Derivative Works

After the Internal Contribution Date, a Group creating a Derivative Work of Software licensed from another Group shall own all rights in and to the particular modifications, additions or changes made to such Software by the creating Group, subject to the Intellectual Property rights of the licensing Group. No license is granted hereunder to such modifications, additions or changes by the Group creating such a Derivative Work to the Group that owns the Software on which such Derivative Work is based and the Group creating such a Derivative Work shall not, by virtue of creating any Derivative Work, gain any greater rights in and to such licensed Software than are expressly granted pursuant to this Agreement.

2.6 Confidentiality of Software

Each Group shall treat any source code for Software owned by the other Group as Proprietary Information of the other Group and shall hold it in confidence in accordance with the terms of Section 3.4.

2.7 No Contravention of Existing License Agreements

Nothing in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement changes, alters, limits or expands any current rights that any ConocoPhillips Group member or any Phillips 66 Group member may have been granted as of the Internal Contribution Date by any Person to reproduce, distribute, display or otherwise use Software. For purposes of clarity, the Parties understand and agree that the purpose of the Software licenses granted herein is to allow to continue after the Internal Contribution Date certain incidental uses by one Group of the other Group’s Software which have taken place in the Groups prior to the Internal Contribution Date and neither Group shall seek to use any license to Software granted hereunder to exploit Software in a manner that was not granted prior to the Internal Contribution Date.

ARTICLE III

PROPRIETARY INFORMATION

3.1 Ownership of Existing Proprietary Information

As between the Phillips 66 Group and the ConocoPhillips Group, any Proprietary Information existing as of the Internal Contribution Date:

3.1.1. created or developed by or for or assigned, transferred, conveyed to, or otherwise owned by ConocoPhillips Company or any other member of either Group that primarily relates to, arises out of or results from the ConocoPhillips Business, shall be owned by ConocoPhillips Company or, at ConocoPhillips’ discretion, a Subsidiary of ConocoPhillips. Proprietary Information owned by the ConocoPhillips Company or another Subsidiary of ConocoPhillips pursuant to this Section 3.1.1 is referred to as “ConocoPhillips Group Proprietary Information” and includes, but is not limited to the Proprietary Information listed in Schedule 3.1.1;

3.1.2. created or developed by or for or assigned, transferred, conveyed to, or otherwise owned by ConocoPhillips Company or any other member of either Group that primarily relates to, arises out of or results from the Phillips 66 Business, shall be owned by Phillips 66 Company or, at Phillips 66’s discretion, a Phillips 66 Designee; Proprietary Information owned by Phillips 66 Company or another Phillips 66 Designee pursuant to this Section 3.1.2 is referred to as “Phillips 66 Group Proprietary Information” and includes, but is not limited to the Proprietary Information listed in Schedule 3.1.2; and

3.1.3. created or developed by or for or assigned, transferred, conveyed to, or otherwise owned by ConocoPhillips Company, and that is not covered under Section 3.1.1 or Section 3.1.2 shall be owned by ConocoPhillips Company or, at ConocoPhillips’s discretion, a Subsidiary of ConocoPhillips.

3.2 Allocation of Proprietary Information Within a Group

Each Group may allocate ownership of Proprietary Information owned by that Group to the appropriate member or members within that Group.

3.3 License Grants for Proprietary Information

3.3.1. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective as of the Internal Contribution Date, ConocoPhillips hereby grants, and agrees to cause each other ConocoPhillips Group member to grant, to Phillips 66 Company a non-exclusive, fully paid-up, worldwide, perpetual, non-sublicensable (except as provided in Section 8.2), non-assignable (except as provided in Section 8.1), royalty-free and irrevocable license to, in the conduct of the Phillips 66 Business, use any ConocoPhillips Group Proprietary Information that is used in the Phillips 66 Business as of the Internal Contribution Date.

3.3.2. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective immediately following the Internal Contribution Date, Phillips 66 hereby grants, and agrees to cause each other Phillips 66 Group member to grant, to ConocoPhillips Company a non-exclusive, fully paid-up, worldwide, perpetual, non-sublicensable (except as provided in Section 8.2), non-assignable (except as provided in Section 8.1), royalty-free and irrevocable license to, in the conduct of the ConocoPhillips Business, use any Phillips 66 Group Proprietary Information that is used in the ConocoPhillips Business as of the Internal Contribution Date.

3.3.3. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective as of the Internal Contribution Date, ConocoPhillips hereby grants, and agrees to cause each other ConocoPhillips Group member to grant, to Phillips 66 Company an exclusive, fully paid-up, worldwide, perpetual, fully-sublicensable, fully-assignable, royalty-free and irrevocable license to, in the conduct of the Phillips 66 Business, use any Proprietary Information described in Section 3.1.3 that is used in the ConocoPhillips Business as of the Internal Contribution Date. In addition, subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective as of the Internal Contribution Date, ConocoPhillips hereby grants, and agrees to cause each other ConocoPhillips Group member to grant, to Phillips 66 Company a non-exclusive, fully paid-up, worldwide, perpetual, fully-sublicensable, fully-assignable, royalty-free and irrevocable license to use any ConocoPhillips Group Proprietary Information described in Section 3.1.3 in any field of use that does not fall within the ConocoPhillips Business and the Phillips 66 Business.

3.4 Confidentiality Obligations

With respect to Proprietary Information owned by the other Group, each Group shall:

3.4.1. restrict disclosure of such Proprietary Information to its employees, contractors, Affiliates and advisors with a need to know (“Authorized Persons”) and obligate such Authorized Persons to conduct themselves in accordance with the obligations assumed herein, and

3.4.2. not disclose such Proprietary Information to any Third Party without the prior written approval of such other Group.

3.5 Limitations on Confidentiality Restrictions

The restrictions concerning the use or disclosure of Proprietary Information contained in Section 3.4 shall not apply to information:

3.5.1. lawfully received free of restriction from another source that was not legally or contractually prohibited from distribution of such information;

3.5.2. after it has become generally available to the public without breach of this Agreement;

3.5.3. independently developed or derived by the recipient without use of the Proprietary Information; or

3.5.4. that the Group who owns such information agrees, in writing, may be used or disclosed and then only to the extent of such agreement.

3.6 Compelled Production

The restrictions concerning the use or disclosure of Proprietary Information contained in Section 3.4 shall not preclude a member of either Group, on the good faith advice of counsel, from complying with applicable law or other demand under lawful process, including a discovery request in a civil litigation or from a governmental agency or official, if the member first gives the Group owning the relevant Proprietary Information prompt notice of the required disclosure and cooperates with the owning Group, at the owning Group’s sole expense, in seeking reasonable protective arrangements with the party requiring disclosure under applicable law or other demand under lawful process. In no event shall such cooperation require any member of a Group to take any action which, on the advice of its counsel, could result in the imposition of any sanctions or other penalties against that member.

3.7 Furnishing of Proprietary Information

Except as required by the terms of this Agreement, no member of any Group is required to furnish any physical manifestations of any Proprietary Information to any member of any other Group.

3.8 No Contravention of Existing License Agreements

Nothing in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement changes, alters, limits or expands any current rights that any ConocoPhillips Group member or any Phillips 66 Group member may have been granted as of the Distribution by any Person to use Proprietary Information. For purposes of clarity, the Parties understand and agree that the purpose of the licenses to use Proprietary Information granted herein is to allow to continue after the Internal Contribution Date certain incidental uses by one Group of the other Group’s Proprietary Information which have taken place in the Groups prior to the Internal Contribution Date and neither Group shall seek to use any license to Proprietary Information granted hereunder to exploit Proprietary Information in a manner that was not granted prior to the Internal Contribution Date.

ARTICLE IV

PATENTS

4.1 Ownership of Existing Patents

As between the Phillips 66 Group and the ConocoPhillips Group, any Patents existing as of the Internal Contribution Date that:

4.1.1. were invented or developed by or for or assigned, transferred, conveyed to, or otherwise owned by the ConocoPhillips Group and are primarily related to the ConocoPhillips Business, including but not limited to, those set forth on Schedule 4.1.1 hereto, shall be owned by ConocoPhillips Company or, at ConocoPhillips’ discretion, a Subsidiary of ConocoPhillips (“Existing ConocoPhillips Group Patents” as further defined in Exhibit II);

4.1.2. were invented or developed by or for or assigned, transferred, conveyed to, or otherwise invented or developed for the benefit of the Phillips 66 Group and are primarily related to the Phillips 66 Business, including but not limited to, those set forth on Schedule 4.1.2 hereto, shall be owned by Phillips 66 Company or, at Phillips 66’s discretion, a Phillips 66 Designee (“Existing Phillips 66 Group Patents” as further defined in Exhibit II).

4.2 License to Existing Patents

4.2.1. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Distribution, effective as of the Internal Contribution Date, ConocoPhillips hereby grants, and agrees to cause each other ConocoPhillips Group member to grant, to Phillips 66 Company under Existing ConocoPhillips Group Patents, including, for the purpose of clarification, all counterparts, continuations, divisions, reissues, reexaminations and renewals thereof, an exclusive, fully paid-up, worldwide, perpetual, fully-sublicensable, fully-assignable, royalty-free and irrevocable license to make, have made, use, have used, offer to sell, sell and import any and all products and services in the conduct of the Phillips 66 Business, and limited to the scope of the Phillips 66 Business as of the Internal Contribution Date. For the purpose of clarification, ConocoPhillips reserves all rights, and no license is granted herein to Phillips 66 Company under Existing ConocoPhillips Group Patents to make, have made, use, offer to sell, sell and import any and all products and services other than in the conduct of the Phillips 66 Business as of the Internal Contribution Date.

4.2.2. Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective immediately following the Internal Contribution Date, Phillips 66 hereby grants, and agrees to cause each other Phillips 66 Group member to grant, to ConocoPhillips Company under Existing Phillips 66 Group Patents, including, for the purpose of clarification, all counterparts, continuations, divisions, reissues, reexaminations and renewals thereof, an exclusive, fully paid-up, worldwide, perpetual, fully-sublicensable, fully-assignable, royalty-free and irrevocable license to make, have made, use, have used, offer to sell, sell and import any and all products and services in the conduct of the ConocoPhillips Business, and limited to the scope of the ConocoPhillips Business as of the Internal Contribution Date. For the purpose of clarification, Phillips 66 reserves all rights, and no license is granted herein to ConocoPhillips Company under Existing Phillips 66 Group Patents to make, have made, use, offer to sell, sell and import any and all products and services other than in the conduct of the ConocoPhillips Business as of the Internal Contribution Date.

4.2.3. Should the owner of any Patent subject to the license grants in Section 4.2.1 or 4.2.2 not wish to prepare, file, prosecute, maintain or issue any patent application, or maintain a Patent issuing from any such patent applications, in any particular country, the owning Party, in consideration for the then fair market value of such Patent, shall grant the other Party any necessary authority to file, prosecute, maintain or issue such patent application, or maintain such Patent, in the name of non-owning Party and at its sole expense.

ARTICLE V

TRADEMARKS

5.1 Ownership of Trademarks

As between the Phillips 66 Group and the ConocoPhillips Group, any Trademarks existing as of the Internal Contribution Date that:

5.1.1. were created or developed by or for or assigned, transferred, conveyed to, or otherwise owned by the ConocoPhillips Group and primarily relate to, arise out of or result from the ConocoPhillips Business, shall be owned by ConocoPhillips Company or, at ConocoPhillips’ discretion, a Subsidiary of ConocoPhillips. Trademarks owned by ConocoPhillips Company or another Subsidiary of ConocoPhillips pursuant to this Section 5.1.1 are referred to as “ConocoPhillips Group Trademarks” and are listed in Schedule 5.1.1; and

5.1.2. were created or developed by or for or assigned, transferred, conveyed to, or otherwise owned by the Phillips 66 Group and primarily relate to, arise out of or result from the Phillips 66 Business, shall be owned by Phillips 66 Company or, at Phillips 66’s discretion, a Phillips 66 Designee. Trademarks owned by Phillips 66 Company or another Phillips 66 Designee pursuant to this Section 5.1.2 are referred to as “Phillips 66 Group Trademarks” and are listed in Schedule 5.1.2.

5.2 Allocation of Trademarks Within a Group

Each Group may allocate ownership of Trademarks owned by that Group to the appropriate member within that Group.

5.3 No rights in Phillips 66 Group Trademarks

For the avoidance of doubt, and notwithstanding anything to the contrary herein, in any Ancillary Agreement or in the Separation and Distribution Agreement, all Trademarks other than the ConocoPhillips Group Trademarks shall be exclusively owned by Phillips 66 Company or, at Phillips 66’s discretion, a Phillips 66 Designee. Nothing in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement changes, alters, limits or expands any current rights that any ConocoPhillips Group member or any Phillips 66 Group Member may have been granted as of the Internal Contribution Date by any party to use Trademarks.

5.4 License to ConocoPhillips Group Trademarks

Subject to the terms and conditions of this Agreement, and subject to rights of Third Parties and licenses in effect as of the Internal Contribution Date, effective as of the Internal Contribution Date, ConocoPhillips hereby grants, and agrees to cause each other ConocoPhillips Group member to grant, to Phillips 66 Company under ConocoPhillips Group Trademarks that are used in the Phillips 66 Business as of the Internal Contribution Date, a nonexclusive, fully paid-up, worldwide, non-sublicensable (except as provided in Section 8.2), non-assignable (except as provided in Section 8.1), royalty-free license to use the ConocoPhillips Group Trademarks in commerce in connection with the offer to sell, sell and import of any and all products and services in the conduct of the Phillips 66 Business. Phillips 66 Company shall acquire no ownership rights in the ConocoPhillips Group Trademarks and all goodwill symbolized by and connected with the use of the ConocoPhillips Group Trademarks by Phillips 66 Company shall inure solely to the benefit of ConocoPhillips Company. The term of the license granted in this Section 5.4 shall be thirty-six (36) months.

5.5 Ownership of Domains

As between the Phillips 66 Group and the ConocoPhillips Group, any domain names existing as of the Internal Contribution Date that:

5.5.1. were created or developed by or for or assigned, transferred, conveyed to, or otherwise owned by the Phillips 66 Group and primarily relate to, arise out of or result from the Phillips 66 Business, shall be owned by Phillips 66 Company or, at Phillips 66’s discretion, a Phillips 66 Designee, subject to the temporary license and transfer of the domain names containing the trademark CONOCOPHILLIPS. Domain names owned by Phillips 66 Company or another Phillips 66 Designee pursuant to this Section 5.5.1 are referred to as “Phillips 66 Group Domains” and are listed in Schedule 5.5.1.

5.6 License and Transfer-back of Certain Domain Names to ConocoPhillips

Certain domain names identified in the Phillips 66 Group Domains schedule contain the mark CONOCOPHILLIPS and shall be temporarily transferred and licensed for Phillips 66 Company’s control and during which the trademark license identified in Section 5.4 is active. Accordingly, ConocoPhillips grants a license to Phillips 66 Company to control and use the domain names identified in the Phillips 66 Group Domains schedule during the term in which the trademark license in Section 5.4 remains active. Upon the expiration of the trademark license in Section 5.4, all domain names in the Phillips 66 Group Domains schedule containing the trademark CONOCOPHILLIPS shall be transferred back to ConocoPhillips Company within one-hundred and twenty (120) days.

5.7 FTC Matter Related to Certain Phillips 66 Group Trademarks

Further to Section 5.3 and in accordance with the Decision and Order of In the Matter of Conoco, Inc., a corporation, and Phillips Petroleum Company, a corporation, Docket No. C-4058, February 7, 2003, as modified November 14, 2011, Phillips 66 Company shall succeed to the consent decree obligations set forth in the Order.

ARTICLE VI

IPR FUTURES AND ISSUES OF OWNERSHIP

6.1 Ownership Unaffected by this Agreement

6.1.1. All Software, Proprietary Information, Patents, and Trademarks (a) created, developed or made, or, (b) other than by operation of this Agreement, otherwise acquired or controlled, by a member of a Group after the Internal Contribution Date (“IPR Futures”) shall be owned in accordance with applicable law or agreement and such ownership is not covered or in any way provided by this Agreement (other than Section 6.3 and Article VII below), the Separation and

Distribution Agreement or any Ancillary Agreement, except that (i) Patents issuing on applications contained in the definition of Existing ConocoPhillips Group Patents and all counterparts, continuations, divisions, reissues, reexaminations and renewals of Existing ConocoPhillips Group Patents shall be owned by ConocoPhillips Company or, at ConocoPhillips’ discretion, a Subsidiary of ConocoPhillips and (ii) Patents issuing on applications contained in the definition of Existing Phillips 66 Group Patents and all counterparts, continuations, divisions, reissues, reexaminations and renewals of Existing Phillips 66 Group Patents shall be owned by Phillips 66 Company or, at Phillips 66’s discretion, a Phillips 66 Designee.

6.2 No Rights or Licenses Granted

Other than as provided in the Patent Assignment, the Trademark and Service Mark Assignment, or the Copyright and Technology Assignment, no rights or licenses under any IPR Futures are granted pursuant to this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement.

6.3 Issues as to Ownership

In the event that an issue should arise under this Agreement as to the ownership of, or license rights in, particular Software, Proprietary Information, Copyrights, Patents, Trademarks or IPR Futures, the Parties shall discuss and negotiate reasonably in good faith to resolve any such issue.

ARTICLE VII

ASSIGNMENT AND SUBLICENSES

7.1 Assignment Agreements

By the Patent Assignment, the Copyright and Technology Assignment, the Trademark and Service Mark Assignment and the Domain Name Assignment, as of the Internal Contribution Date, ConocoPhillips, on behalf of itself and each of its Subsidiaries (including ConocoPhillips Company), assigns to Phillips 66 Company any and all right, title and interest of ConocoPhillips and each of its Subsidiaries (including ConocoPhillips Company) in, to and under the Existing Phillips 66 Group Patents, Phillips 66 Group Trademarks, Phillips 66 Group Software and Phillips 66 Group Proprietary Information.

7.2 Assignment of Phillips 66 IP Licenses

ConocoPhillips, on behalf of itself and each of its Subsidiaries (including ConocoPhillips Company), does hereby assign, convey, transfer and deliver to Phillips 66 Company, effective as of the Internal Contribution Date, all of ConocoPhillips’ and each of its Subsidiaries’ entire right, title and interest, to, in and under all Phillips 66 IP Licenses, in accordance with the terms of such licenses and only to the extent ConocoPhillips or a Subsidiary of ConocoPhillips has the right to do so (subject to its obligations in Section 15.3.1), together with any and all rights and licenses granted to the Phillips 66 Group pursuant to this Agreement. Immediately after the assignment to Phillips 66 Company set forth in this Section 7.2, ConocoPhillips and the other ConocoPhillips Group members shall no longer retain any rights or licenses granted to the Phillips 66 Group pursuant to this Agreement.

7.3 Assignment of ConocoPhillips IP Licenses

Phillips 66, on behalf of itself and each Phillips 66 Designee (including Phillips 66 Company), does hereby assign, convey, transfer and deliver to ConocoPhillips Company effective immediately following the Internal Contribution Date, all of Phillips 66’s and each Phillips 66 Designee’s entire right, title and interest, to, in and under all ConocoPhillips IP Licenses, in accordance with the terms of such licenses and only to the extent Phillips 66 or a Phillips 66 Designee has the right to do so (subject to its obligations in Section 15.3.1), together with any and all rights and licenses granted to the ConocoPhillips Group pursuant to this Agreement. Immediately after the assignment to ConocoPhillips Company set forth in this Section 7.3, Phillips 66 and the other Phillips 66 Group members shall no longer retain any rights or licenses granted to the ConocoPhillips Group pursuant to this Agreement.

7.4 Sublicense of Phillips 66 IP Licenses

Effective immediately following the Internal Contribution Date and subject to the terms and conditions of this Agreement, Phillips 66, on behalf of itself and each Phillips 66 Designee (including Phillips 66 Company), hereby grants to ConocoPhillips Company a non-exclusive, fully paid-up, worldwide, perpetual, non-sublicensable (except as provided in Section 8.2), non-assignable (except as provided in Section 8.1), royalty-free and irrevocable sublicense to use Phillips 66 IP Licenses that were used in the ConocoPhillips Business as of the Internal Contribution Date, in accordance with the terms set forth in such license agreements and only to the extent that Phillips 66 or a Phillips 66 Designee has the right to do so (subject to its obligations in Section 15.3.2 herein).

7.5 Sublicense of ConocoPhillips IP Licenses

Effective as of the Internal Contribution Date and subject to the terms and conditions of this Agreement, ConocoPhillips, on behalf of itself and each other ConocoPhillips Group member, hereby grants to Phillips 66 Company a non-exclusive, fully paid-up, worldwide, perpetual, non-sublicensable (except as provided in Section 8.2), non-assignable (except as set forth as provided in Section 8.1), royalty-free and irrevocable sublicense to use ConocoPhillips IP Licenses that were used in the Phillips 66 Business as of the Internal Contribution Date, in accordance with the terms set forth in such license agreements and only to the extent ConocoPhillips or a member of the ConocoPhillips Group has the right to do so (subject to its obligations in Section 15.3.2 herein).

7.6 Acquisition of Subsidiary by Phillips 66

The Parties recognize that one or more Subsidiaries of ConocoPhillips will no longer be Subsidiaries of ConocoPhillips following the Internal Contribution Date but will become Subsidiaries of Phillips 66. Such Subsidiaries shall not be required to assign to Phillips 66 Company any Phillips 66 IP Licenses under Section 7.2 or any other Intellectual Property allocated to the Phillips 66 Group pursuant to this Agreement because Phillips 66 Company will obtain control of such Phillips 66 IP License or other Intellectual Property through equity ownership of that Subsidiary. Accordingly, to the extent that Phillips 66 Company obtains as a Subsidiary a Subsidiary of ConocoPhillips Company, which Subsidiary would, but for the operation of this Section 7.6, have assigned to Phillips 66 its Phillips 66 IP Licenses by operation of Section 7.2 or other Intellectual Property by operation of the Copyright and Technology Assignment, the Patent Assignment or the Trademark and Service Mark Assignment, then the assignment of such rights, and only such rights, shall not be deemed to have been made by operation of the Copyright and Technology Assignment, the Patent Assignment, the Trademark and Service Mark Assignment or Section 7.2. Otherwise, the assignments of this Agreement are unaffected by this Section 7.6.

7.7 Failure of Assignment of Phillips 66 IP Licenses

In the event that a particular Phillips 66 IP License cannot be assigned by ConocoPhillips or its Subsidiaries (including ConocoPhillips Company) to Phillips 66 or a Phillips 66 Designee (including Phillips 66 Company) after assistance has been fully rendered in accordance with the obligations set forth in Section 15.3.1, then, with respect to such a Phillips 66 IP License that is

7.7.1. an Outbound Phillips 66 IP License, ConocoPhillips hereby irrevocably appoints, and agrees to cause each of its Subsidiaries to irrevocably appoint, Phillips 66 Company as ConocoPhillips’ and its Subsidiaries’ exclusive agent for administering such Outbound Phillips 66 IP License and hereby irrevocably assigns to Phillips 66 Company any and all right, title and interest in and to all royalties and other payments to be paid to ConocoPhillips or any of its Subsidiaries pursuant to such Outbound Phillips 66 IP License. ConocoPhillips shall, on behalf of itself and each of its Subsidiaries, at any time without charge to Phillips 66 Company, sign all papers, take all rightful oaths, and do all acts which Phillips 66 Company believes to be necessary, desirable or convenient to effect such appointment and assignment, including sending such letters as Phillips 66 Company may request directing licensees under such Outbound Phillips 66 IP Licenses to make payments to Phillips 66 Company.

7.7.2. an Inbound Phillips 66 IP License, ConocoPhillips shall exercise, and agrees to cause each of its Subsidiaries to exercise, to the fullest extent permitted by such Inbound Phillips 66 IP License, its rights for the maximum benefit and protection of Phillips 66 Company, and ConocoPhillips, to the fullest extent permitted without jeopardizing Phillips 66 Company’s license rights under such Inbound Phillips 66 IP License, hereby irrevocably appoints, and agrees to cause each of its Subsidiaries to irrevocably appoint, Phillips 66 Company as an agent for ConocoPhillips and its Subsidiaries under such Inbound Phillips 66 IP License with full authority to act on behalf of ConocoPhillips and its Subsidiaries to ensure that the Phillips 66 Group enjoys the maximum benefit and protection of such Inbound Phillips 66 IP License. ConocoPhillips shall, on behalf of itself and each of its Subsidiaries, at any time without charge to Phillips 66 Company, sign all papers, take all rightful oaths, and do all acts which Phillips 66 Company believes to be necessary, desirable or convenient to effect such appointment, including sending such letters as Phillips 66 Company may request advising licensors of such appointment.

7.8 Failure of Assignment of ConocoPhillips IP Licenses

In the event that a particular ConocoPhillips IP License cannot be assigned by Phillips 66 or a Phillips 66 Designee to ConocoPhillips Company after assistance has been fully rendered in accordance with the obligations set forth in Section 15.3.1, then, with respect to such a ConocoPhillips IP License that is

7.8.1. an Outbound ConocoPhillips IP License, Phillips 66 hereby irrevocably appoints, and agrees to cause each of the Phillips 66 Designees to irrevocably appoint, ConocoPhillips Company as Phillips 66 and its Subsidiaries’ exclusive agent for administering such Outbound ConocoPhillips IP License and hereby irrevocably assigns to ConocoPhillips Company any and all right, title and interest in and to all royalties and other payments to be paid to Phillips 66 and its Subsidiaries pursuant to such Outbound ConocoPhillips IP License. Phillips 66 shall, on behalf of itself and each of its Subsidiaries, at any time without charge to ConocoPhillips Company, sign all papers, take all rightful oaths, and do all acts which ConocoPhillips Company believes to be necessary, desirable or convenient to effect such appointment and assignment, including sending such letters as ConocoPhillips Company may request directing licensees under such Outbound ConocoPhillips IP Licenses to make payments to ConocoPhillips Company.

7.8.2. an Inbound ConocoPhillips IP License, Phillips 66 shall exercise, and agrees to cause each of the Phillips 66 Designees to exercise, to the fullest extent permitted by such Inbound ConocoPhillips IP License, its rights for the maximum benefit and protection of ConocoPhillips Company, and Phillips 66, to the fullest extent permitted without jeopardizing ConocoPhillips Company’s license rights under such Inbound ConocoPhillips IP License, hereby irrevocably appoints, and agrees to cause each of the Phillips 66 Designees to appoint, ConocoPhillips Company as an agent for Phillips 66 and the Phillips 66 Designees under such Inbound ConocoPhillips IP License with full authority to act on behalf of Phillips 66 and the Phillips 66 Designees to ensure that the ConocoPhillips Group enjoys the maximum benefit and protection of such Inbound ConocoPhillips IP License. Phillips 66 shall, on behalf of itself and each of its Subsidiaries, at any time without charge to ConocoPhillips Company, sign all papers, take all rightful oaths, and do all acts which ConocoPhillips Company believes to be necessary, desirable or convenient to effect such appointment, including sending such letters as ConocoPhillips Company may request advising licensors of such appointment.

7.9 Order of Precedence

In the event of any inconsistency between the terms and conditions of this Agreement and those of the Patent Assignment, the Copyright and Technology Assignment, or the Trademark and the Service Mark Assignment, the order of priority shall be first the Patent Assignment, the Copyright and Technology Assignment, or the Trademark and Service Mark Assignment, as applicable, and second this Agreement.

ARTICLE VIII

ASSIGNMENT/SUBLICENSING

8.1 Assignments

8.1.1. Except as expressly provided for elsewhere in this Agreement, neither Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Party, unless such assignment is to a Person who is or becomes an Affiliate of such Party. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each of the Parties.

8.1.2. Except as provided in Section 8.2 below and subject to the terms and conditions of this Agreement and the Associated Agreements, as applicable, each Party shall have the right to assign, transfer, convey, license or use in any manner, any Intellectual Property, including Software, Proprietary Information, Patents, and Trademarks, owned by such Party, whether as a result of allocations, assignments or transfers set forth in or contemplated by this Agreement, the Associated Agreements or otherwise.

8.2 Sublicense Rights

Neither Party shall sublicense any of the Intellectual Property rights licensed to it pursuant to Sections 2.3.1, 2.3.2, 3.3.1, 3.3.2, 5.4, 7.4 or 7.5 hereof without the prior written consent of the other Party, unless such sublicense is to a Person who is or becomes an Affiliate of such Party; provided that, the sublicense granted to such Person shall only be effective for so long as such Person remains an Affiliate of such Party.

ARTICLE IX

INFRINGEMENT

ConocoPhillips and Phillips 66 agree to reasonably cooperate with each other, and to cause their respective Subsidiaries to reasonably cooperate with each other, in the protection and enforcement of the Intellectual Property licensed to the other Party pursuant to this Agreement. Licensor may, in its sole discretion, commence or prosecute and effect the disposition of any claims or suits relative to the infringement, misappropriation and/or unlawful use of the licensed Intellectual Property in its own name and may, with Licensee’s permission, such permission not to be unreasonably withheld or delayed, join Licensee as a party in the prosecution of such claims or suits. Licensee agrees to reasonably cooperate with Licensor in connection with any such claims or suits and undertakes to furnish reasonable assistance to Licensor in the conduct of all proceedings in regard thereto. Both Parties shall promptly notify the other party in writing of any infringement, misappropriation or illegal uses by others of the licensed Intellectual Property.

ARTICLE X

NO WARRANTIES OR REPRESENTATIONS

ALL SOFTWARE, PROPRIETARY INFORMATION, TRADEMARKS, AND PATENTS COVERED UNDER THIS AGREEMENT ARE FURNISHED “AS IS,” WITHOUT ANY SUPPORT, ASSISTANCE, MAINTENANCE OR WARRANTIES OF ANY KIND, WHATSOEVER. EACH GROUP ASSUMES TOTAL RESPONSIBILITY AND RISK FOR ITS USE OF ANY SOFTWARE, PATENTS, TRADEMARKS, OR PROPRIETARY INFORMATION COVERED BY THIS AGREEMENT. NEITHER GROUP MAKES, AND EACH GROUP EXPRESSLY DISCLAIMS, ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTIES OF TITLE OR NON-INFRINGEMENT, OR ANY WARRANTY THAT SUCH SOFTWARE, PATENTS, TRADEMARKS, OR PROPRIETARY INFORMATION IS “ERROR FREE.”

ARTICLE XI

GOVERNING LAW; IP CLAIMS

11.1 Choice of Law

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of law. Except as otherwise provided herein, ConocoPhillips and Phillips 66, each on behalf of itself and the members of its respective Group, hereby irrevocably submit to the exclusive jurisdiction of the United States District Court for the Delaware, or absent subject matter jurisdiction in that court, the state courts of the State of Delaware for all actions, suits or proceedings arising in connection with this Agreement.

11.2 Intellectual Property Rights

Notwithstanding any provision in this Agreement, the Separation and Distribution Agreement or any Ancillary Agreement, in no event shall any claims, disputes or controversies between the Parties which potentially concern the validity, enforceability, infringement or misappropriation of any Intellectual Property rights, including any rights protectable under Intellectual Property law anywhere throughout the world such as Patent, Copyright, trade secret and Trademark law, be subject to resolution by arbitration.

11.3 Equitable Remedies

The Parties recognize that money damages alone may not be an adequate remedy for any breach or threatened breach of any obligation hereunder involving Intellectual Property rights or either Party exceeding the scope of its license and rights hereunder. The Parties therefore agree that in addition to any other remedies available hereunder, by law or otherwise, the non-breaching Party shall be entitled to seek injunctive relief against any such continued action by the other Parties.

11.4 Bankruptcy

This Agreement constitutes a license of “intellectual property” within the meaning of Section 365(n) of the United States Bankruptcy Code. If Section 365(n) of the United States Bankruptcy Code (or any successor provision) is applicable, and the trustee or debtor-in-possession has rejected this Agreement and if the Licensee has elected pursuant to Section 365(n) to retain its rights hereunder, then upon written request of Licensee, to the extent Licensee is otherwise entitled hereunder, the trustee or debtor-in-possession shall provide to Licensee any intellectual property (including embodiments thereof) held or controlled by the trustee or debtor-in-possession.

ARTICLE XII

NOTICE

Unless otherwise provided in this Agreement, all notices, consents, approvals, waivers and the like made hereunder shall be in written English addressed as provided below, shall reference this Agreement and shall be sent by any of the following methods: (a) certified mail, postage-prepaid, return-receipt requested, (b) a delivery service which requires proof of delivery signed by the recipient or (c) properly-transmitted facsimile followed by written confirmation in accordance with methods (a), (b) or first-class U.S. mail. The date of notice shall be deemed to be the date it was received (in the case of method (c) above, the date of notice shall be deemed to be the date that the facsimile copy is received). A Party may change its address for notice by written notice delivered in accordance with this Article XII.

If to ConocoPhillips, to:

ConocoPhillips

600 North Dairy Ashford Street

Houston, Texas 77079

Attention: General Counsel

If to Phillips 66, to:

Phillips 66

600 North Dairy Ashford Street

Houston, Texas 77079

Attention: General Counsel

ARTICLE XIII

FURTHER DUE DILIGENCE

ConocoPhillips and Phillips 66 acknowledge that following the execution of this Agreement and prior to the Distribution, ConocoPhillips and Phillips 66 will be conducting further due diligence into the Patents, and other Intellectual Property owned by the Groups. ConocoPhillips and Phillips 66 agree to work in good faith to ensure that the Intellectual Property covered by this Agreement has been properly allocated, assigned and licensed to each Group according to principles set forth in this Agreement.

ARTICLE XIV

FEES AND EXPENSES

All Transaction Expenses incurred by either of the Parties or its Affiliates shall be paid by the Party incurring the Transaction Expense. However, all out-of-pocket expenses incurred by a Party related to the filing, prosecution, registration, maintenance or recordation of Intellectual Property rights assigned to a Party by this Agreement shall be paid by the Party to which such rights are assigned by this Agreement.

ARTICLE XV

MISCELLANEOUS

15.1 No Other Rights

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE ASSOCIATED AGREEMENTS, NO OTHER RIGHTS OR LICENSES ARE GRANTED.

15.2 No Enforcement Against Third Party

Notwithstanding any provision of this Agreement or the Associated Agreements, in no event shall any member of any Group be required to enforce or otherwise assert against any Person any Intellectual Property rights.

15.3 Further Assurances

Each Party covenants to execute upon request any further documents reasonably necessary to effect the express terms and conditions of this Agreement, including such documents as are reasonably necessary to vest title in Intellectual Property rights as provided in this Agreement. All expenses incurred in connection with such actions shall be paid in accordance with Article XIV.

15.3.1. Assistance with Assignment. ConocoPhillips, on behalf of itself and each other ConocoPhillips Group member, and Phillips 66, on behalf of itself and each other Phillips 66 Group member, shall, at any time without charge to the other Party, sign all papers, take all rightful oaths, and do all acts which the other Party believes are necessary, desirable or convenient to assign, convey, transfer and deliver to such other Party any licenses to be assigned pursuant to Section 7.2 or 7.3, and to record such assignments with the appropriate Governmental Authorities, including without limitation, using reasonable efforts to seek consent of any party to any such license for the assignment of the same to the other Party. It is understood and agreed that neither Party shall be required to undertake extraordinary or unreasonable measures to obtain any necessary consent, including making any expenditures or accepting any material changes in the terms of any license agreement for which consent is sought.

15.3.2. Assistance with Sublicense. ConocoPhillips, on behalf of itself and each other ConocoPhillips Group member, and Phillips 66, on behalf of itself and each other Phillips 66 Group member, shall at any time without charge to the other Party, sign all papers, take all rightful oaths, and do all acts which the other Party believes is necessary, desirable or convenient to sublicense to such other Party any licenses to be sublicensed pursuant to Section 7.4. or 7.5, including without limitation, using reasonable efforts to seek consent of any party to any such license for the sublicense of the same to such other Party. It is understood and agreed that neither Party shall be required to undertake extraordinary or unreasonable measures to obtain any necessary consent, including making any expenditures or accepting any material changes in the terms of any license agreement for which consent is sought.

15.4 Rules of Construction

As used in this Agreement, (i) neutral pronouns and any derivations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural and vice versa, as the context may require; (ii) the words “hereof,” “herein,” “hereunder” and other words of similar import refer to this Agreement as a whole, including all exhibits and schedules as the same may be amended or supplemented from time to time, and not to any subdivision of this Agreement; (iii) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (iv) descriptive headings and titles used in this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement; (v) the words “Party” and “Parties” refer, respectively, to each or both parties to this Agreement (vi) reference to a work of authorship or information as being created or developed by a Party means that the work of authorship or information is created or developed by employees of that Party or by such other individuals, such as contractors, who have a duty to assign ownership in such work of authorship or information to such Party. This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

15.5 Amendments

This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the Parties.

15.6 No Waiver

The failure of either Party to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by the other Party with its obligations hereunder, and any custom or practice of the Parties at variance with the terms hereof, shall not constitute a waiver by such Party of its right to exercise any such or other right, power or remedy or to demand such compliance.

15.7 Third Party Beneficiaries

The provisions of this Agreement and each Ancillary Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder and there are no third party beneficiaries of this Agreement or any Ancillary Agreement and neither this Agreement nor any Ancillary Agreement shall provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement or any Ancillary Agreement. No Party hereto shall have any right, remedy or claim with respect to any provision of this Agreement or any Ancillary Agreement to the extent such provision relates solely to the other Party hereto or the members of such other Party’s respective Groups. No Party shall be required to deliver any notice under this Agreement or under any Ancillary Agreement to any other Party with respect to any matter in which such other Party has no right, remedy or claim.

15.8 Force Majeure

No Party shall be deemed in default of this Agreement or any Ancillary Agreement during the period of extension referred to in the next sentence to the extent that any delay or failure in the performance of its obligations under this Agreement or any Ancillary Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, criminal or terrorist acts, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay, but in no event shall such period of extension exceed forty-five (45) days.

15.9 Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the Parties.

15.10 Severability

The provisions of this Agreement are severable, and in the event that any one or more provisions, or any portion thereof, are deemed illegal or unenforceable, the remaining provisions or portions thereof, as the case may be, shall remain in full force and effect unless the deletion of such provision or portion thereof shall cause this Agreement to become materially adverse to either Party, in which event the Parties shall use commercially reasonable efforts to arrive at an accommodation that best preserves for the Parties the benefits and obligations of the offending provision or portion thereof.

15.11 Entire Agreement

This Agreement together with the Associated Agreements set forth the entire agreement and understanding between the Parties as to the subject matter hereof and thereof and merge all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein, in prior written agreements, or in a writing executed with or subsequent to the execution of this Agreement by an authorized representative of the Party to be bound thereby.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their behalf by one of their duly authorized representatives as of the date first written above.

CONOCOPHILLIPS

By:	/s/ Ryan M. Lance
Name:	Ryan M. Lance
Title:	Chairman and Chief Executive Officer

PHILLIPS 66

By:	/s/ Greg C. Garland
Name:	Greg C. Garland
Title:	Chairman, President and Chief Executive Officer